EXHIBIT 99.1

MURPHY OIL CORPORATION ANNOUNCES TEMPORARY MEDICAL
LEAVE OF THE CHIEF EXECUTIVE OFFICER
EL DORADO, Arkansas, March 25, 2020 – Murphy Oil Corporation (NYSE: MUR) today announced that Roger W. Jenkins, President and Chief Executive Officer has, pending test results, a presumptive diagnosis of COVID-19, and has taken a temporary medical leave. He is expected to completely recover, however, in the interim, David R. Looney, the company’s Executive Vice President and Chief Financial Officer, will temporarily assume Roger’s responsibilities as President and Chief Executive Officer.
ABOUT MURPHY OIL CORPORATION
As an independent oil and natural gas exploration and production company, Murphy Oil Corporation believes in providing energy that empowers people by doing right always, staying with it and thinking beyond possible. It challenges the norm, taps into its strong legacy and uses its foresight and financial discipline to deliver inspired energy solutions. Murphy sees a future where it is an industry leader who is positively impacting lives for the next 100 years and beyond.
Investor Contacts:
Kelly Whitley, kelly_whitley@murphyoilcorp.com, 281-675-9107

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